UFP Industries, Inc.

Exhibit 99(a)

News release

---------------AT THE COMPANY---------------

Dick Gauthier

VP of Investor Relations

(616) 365-1555

FOR IMMEDIATE RELEASE

Tuesday, February 21, 2023

UFP Industries Announces Fourth Quarter and Fiscal 2022 Results
Full year net sales increase 11 percent and earnings per share increase 28 percent

GRAND RAPIDS, Mich., Tuesday, Feb. 21, 2023 – UFP Industries, Inc. (Nasdaq: UFPI) today announced net sales of $1.9 billion, net earnings attributable to controlling interest of $133 million, and earnings per diluted share of $2.10 for the fourth quarter of 2022. The company also announced a record $9.6 billion in net sales for fiscal 2022, an 11 percent increase over 2021, and record 2022 earnings per diluted share of $10.97, a 28 percent increase over the previous year.

“As we celebrate record results for 2022, we also turn toward a cooling housing market and softening economy with determination and conviction,” said Chairman and CEO Matthew J. Missad. “Importantly, our strong balance sheet enables us to remain on offense during periods of economic uncertainty and invest in new product innovation and in markets with significant long-term value potential. Our balanced business model continues to prove its advantage by giving us the flexibility to adjust to market fluctuations and allocate resources where we see the greatest return across our diverse and complementary markets. We see opportunities in challenging times, and, as in the past, we plan to take advantage of them in 2023.

“To recognize the hard work of our teammates in 2022, we provided significant wage increases and will pay our production and hourly employees more than $60 million in bonuses and other extra compensation.”

Fourth Quarter 2022 Highlights (comparisons on a year-over-year basis):

●	Net sales of $1.91 billion decreased 5 percent due to a 10 percent decrease in organic unit sales, a 4 percent increase in prices, and a 1 percent increase from acquisitions.
●	New product sales of $164 million increased 36 percent.
●	Earnings from operations of $169 million decreased 14 percent.
●	Adjusted EBITDA of $213 million decreased 5 percent from the record performance during the same period of 2021, while adjusted EBITDA margin remained unchanged at 11.1 percent.

UFP Industries, Inc.

Fiscal 2022 Highlights (comparisons on a year-over-year basis):

●	Net sales of $9.63 billion increased 11 percent due a 3 percent increase from acquisitions, a 9 percent increase in prices, and a 1 percent decline in organic unit sales.
●	New product sales were $736 million, up 53 percent.
●	Earnings from operations of $950 million increased 29 percent. Acquisitions contributed $16.5 million to earnings.
●	Adjusted EBITDA of $1.1 billion increased 32 percent. Acquisitions contributed $25.5 million to adjusted EBITDA.

Capital Allocation

UFP Industries maintains a strong balance sheet with $281.3 million in net surplus cash (surplus cash less interest-bearing debt and cash overdraft) at year-end 2022, compared to $50.6 million in net debt at year-end 2021, and had more than $1.8 billion of liquidity at year-end 2022. The company’s return-focused approach to capital allocation included:

-	Investments of approximately $174 million for capital expenditures during 2022. The company is targeting $200-225 million in 2023, including value-added growth investments as well as significant investments in automation, robotics and technology.
-	Repurchases of approximately 1,247,000 shares of common stock for $95.8 million during 2022 (an average price of $76.83 per share). The company is authorized to purchase an additional 2 million shares through February 3, 2024, and will continue to repurchase UFPI shares when the price is advantageous to offset dilution resulting from long-term, share-based incentive compensation programs. In 2022, the company issued 919,000 shares for share-based compensation programs at an average issue price of $82.61 per share.
-	Paid dividends of $58.9 million or $0.95 per share in 2022, a 46 percent increase per share over 2021. On February 3, 2023, the Board approved a quarterly dividend payment of $0.25 per share, payable on March 15, 2023, to shareholders of record on March 1, 2023.

The company continues to seek strategic acquisitions that allow it to drive long-term growth and margin improvements, enhance its capabilities, and create incremental value for its customers and shareholders. During the fourth quarter of 2022, UFP Packaging acquired Titan Corrugated and its affiliate, All Boxed Up. For the full year 2022, UFP Industries made four acquisitions, including Cedar Poly, Ultra Aluminum Manufacturing, and a 50 percent stake in Dempsey Wood Products.

By business segment, the company reported the following 2022 results:

UFP Retail Solutions

Fourth Quarter: $690.7 million in net sales, down 2 percent from the fourth quarter of 2021 due to a 9 percent decline in organic unit sales and a 2 percent decline due to the transfer of certain building products to the construction segment, which was offset by a 7 percent increase in selling prices and a 2 percent increase from acquisitions.

Full Year: $3.65 billion in net sales, up 7 percent from 2021 due to a 5 percent increase in unit sales from acquisitions and a 7 percent increase in selling prices, which was offset by a 3 percent decline in organic unit sales and a 2 percent decrease due to the transfer of certain products to the construction segment.

UFP Industries, Inc.

Segment Outlook: After experiencing a significant increase in demand during the pandemic, we continue to expect more normalized demand in our retail solutions segment in 2023. We anticipate lumber prices will normalize and follow more seasonal historical trends in 2023, and the retail segment will experience flat unit sales.

UFP Packaging (formerly UFP Industrial)

Fourth Quarter: $522.2 million in net sales, up 1 percent compared to the fourth quarter of 2021, due to a 1 percent increase in selling prices and flat organic unit sales growth.

Full Year: $2.39 billion in net sales, up 11 percent from the previous year due to a 12 percent increase in selling prices, a 1 percent increase in unit sales from acquisitions, and a 2 percent decrease in organic unit sales.

Segment Outlook: We continue to monitor business activity and the key economic indicators that drive this segment with many of those metrics indicating unit sales will be flat to slightly down in 2023.

UFP Construction

Fourth Quarter: $604.9 million in net sales, down 11 percent over the fourth quarter of 2021, due to a 16 percent decline in organic unit sales, a 3 percent increase in selling prices, and a 2 percent increase from the transfer of certain products from the retail solutions segment.

Full Year: $3.14 billion in net sales, up 17 percent from the previous year due to an 11 percent increase in selling prices, a 4 percent increase in organic unit sales, and a 2 percent increase due to the transfer of certain products from the retail solutions segment.

Segment Outlook: The portion of the construction business which focuses on housing includes site-built residential (14 percent of total company sales in 2022) and factory built (12 percent). There are many estimates on housing starts, with the consensus estimating a 15-20 percent decline in 2023.

CONFERENCE CALL

UFP Industries will conduct a conference call to discuss information included in this news release and related matters at 4:30 p.m. ET on Tuesday, February 21, 2023. The call will be hosted by CEO Matthew J. Missad and CFO Michael Cole, and will be available simultaneously and in its entirety to all interested investors and news media through a webcast at http://www.ufpi.com. A replay of the call will be available through the website.

UFP Industries, Inc.

UFP Industries, Inc.

UFP Industries is a holding company whose operating subsidiaries – UFP Packaging, UFP Construction and UFP Retail Solutions – manufacture, distribute and sell a wide variety of value-added products used in residential and commercial construction, packaging and other industrial applications worldwide. Founded in 1955, the company is headquartered in Grand Rapids, Mich., with affiliates in North America, Europe, Asia and Australia. UFP Industries is ranked #401 on the Fortune 500 and #149 on Industry Week’s list of America’s Largest Manufacturers. For more about UFP Industries, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission

Non-GAAP Financial Information

This release includes certain financial information not prepared in accordance with U.S. GAAP. Because not all companies calculate non-GAAP financial information identically (or at all), the presentations herein may not be comparable to other similarly titled measures used by other companies. Management considers Adjusted EBITDA, a non-GAAP measure, an alternative performance measure which may provide useful information to investors.

Net earnings

Net earnings refers to net earnings attributable to controlling interest unless specifically noted.

# # #

UFP Industries, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME (UNAUDITED)

FOR THE THREE AND TWELVE MONTHS ENDED

DECEMBER 2022/2021

	Quarter Period				Year to Date
(In thousands, except per share data)	2022		2021		2022		2021
NET SALES	$1,913,697	100.0%	$2,016,805	100.0%	$9,626,739	100.0%	$8,636,134	100.0%

COST OF GOODS SOLD	1,556,227	81.3	1,645,241	81.6	7,837,278	81.4	7,229,167	83.7

GROSS PROFIT	357,470	18.7	371,564	18.4	1,789,461	18.6	1,406,967	16.3

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	183,064	9.6	178,149	8.8	832,079	8.6	682,253	7.9
OTHER (GAINS) LOSSES, NET	5,857	0.3	(1,592)	(0.1)	7,198	0.1	(12,840)	(0.1)

EARNINGS FROM OPERATIONS	168,549	8.8	195,007	9.7	950,184	9.9	737,554	8.5

INTEREST AND OTHER	(4,490)	(0.2)	1,938	0.1	15,368	0.2	11,218	0.1

EARNINGS BEFORE INCOME TAXES	173,039	9.0	193,069	9.6	934,816	9.7	726,336	8.4

INCOME TAXES	41,160	2.2	46,063	2.3	229,852	2.4	173,972	2.0

NET EARNINGS	131,879	6.9	147,006	7.3	704,964	7.3	552,364	6.4

LESS NET LOSS (EARNINGS) ATTRIBUTABLE TO NONCONTROLLING INTEREST	710	—	(9,100)	(0.5)	(12,313)	(0.1)	(16,724)	(0.2)

NET EARNINGS ATTRIBUTABLE TO CONTROLLING INTEREST	$132,589	6.9	$137,906	6.8	$692,651	7.2	$535,640	6.2

EARNINGS PER SHARE - BASIC	$2.12		$2.21		$11.05		$8.61

EARNINGS PER SHARE - DILUTED	$2.10		$2.21		$10.97		$8.59

COMPREHENSIVE INCOME	$135,057		$143,210		$702,466		$547,068

LESS COMPREHENSIVE INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	(195)		(7,431)		(13,485)		(15,039)

COMPREHENSIVE INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	$134,862		$135,779		$688,981		$532,029

UFP Industries, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS BY SEGMENT (UNAUDITED)

FOR THE THREE AND TWELVE MONTHS ENDED

DECEMBER 2022/2021

	Quarter Period
	2022
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
NET SALES	$690,663	$522,171	$604,895	$99,425	$(3,457)	$1,913,697
COST OF GOODS SOLD	631,116	391,443	466,541	70,207	(3,080)	1,556,227
GROSS PROFIT	59,547	130,728	138,354	29,218	(377)	357,470
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	33,893	49,871	61,695	17,012	20,593	183,064
OTHER	183	(489)	1,259	4,844	60	5,857
EARNINGS FROM OPERATIONS	$25,471	$81,346	$75,400	$7,362	$(21,030)	$168,549

	Quarter Period
	2021
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
NET SALES	$703,897	$514,854	$677,326	$118,738	$1,990	$2,016,805
COST OF GOODS SOLD	639,827	391,365	523,334	76,846	13,869	1,645,241
GROSS PROFIT	64,070	123,489	153,992	41,892	(11,879)	371,564
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	24,658	49,455	74,148	12,182	17,706	178,149
OTHER	88	(560)	(56)	(533)	(531)	(1,592)
EARNINGS FROM OPERATIONS	$39,324	$74,594	$79,900	$30,243	$(29,054)	$195,007

	Year to Date
	2022
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
NET SALES	$3,650,639	$2,394,681	$3,143,868	$431,611	$5,940	$9,626,739
COST OF GOODS SOLD	3,306,112	1,808,449	2,417,212	300,307	5,198	7,837,278
GROSS PROFIT	344,527	586,232	726,656	131,304	742	1,789,461
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	193,383	250,858	328,125	66,745	(7,032)	832,079
OTHER	817	129	1,097	5,929	(774)	7,198
EARNINGS FROM OPERATIONS	$150,327	$335,245	$397,434	$58,630	$8,548	$950,184

	Year to Date
	2021
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
NET SALES	$3,418,337	$2,148,142	$2,698,434	$362,473	$8,748	$8,636,134
COST OF GOODS SOLD	3,120,634	1,683,466	2,167,405	237,696	19,966	7,229,167
GROSS PROFIT	297,703	464,676	531,029	124,777	(11,218)	1,406,967
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	169,033	200,194	267,292	52,204	(6,470)	682,253
OTHER	(94)	(456)	(493)	(2,237)	(9,560)	(12,840)
EARNINGS FROM OPERATIONS	$128,764	$264,938	$264,230	$74,810	$4,812	$737,554

UFP Industries, Inc.

ADJUSTED EBITDA RECONCILIATION BY SEGMENT (UNAUDITED)

FOR THE THREE MONTHS ENDED

DECEMBER 2022/2021

	Quarter Period
	2022
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
Net earnings	$19,357	$62,233	$57,451	$8,708	$(15,870)	$131,879
Interest and other	106	(572)	(8)	(4,038)	22	(4,490)
Income taxes	6,008	19,685	17,957	2,692	(5,182)	41,160
Expenses associated with share-based compensation arrangements	1,153	1,283	1,185	148	4,408	8,177
Net loss (gain) on disposition and impairment of assets	168	(489)	1,287	342	(375)	933
Impairment of goodwill and other intangibles	—	—	—	4,261	—	4,261
Depreciation expense	6,085	5,694	5,263	964	7,176	25,182
Amortization of intangibles	1,389	1,152	877	2,504	129	6,051
Adjusted EBITDA	$34,266	$88,986	$84,012	$15,581	$(9,692)	$213,153

Adjusted EBITDA as a Percentage of Net Sales	5.0%	17.0%	13.9%	15.7%	280.4%	11.1%

	Quarter Period
	2021
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
Net earnings	$31,418	$53,967	$60,273	$26,346	$(24,998)	$147,006
Interest and other	75	1,688	727	(3,765)	3,214	1,939
Income taxes	7,831	18,939	18,901	7,662	(7,270)	46,063
Expenses associated with share-based compensation arrangements	665	614	567	156	778	2,780
Net loss (gain) on disposition and impairment of assets	49	(104)	624	—	(2,079)	(1,510)
Depreciation expense	4,670	6,794	3,499	717	6,763	22,443
Amortization of intangibles	1,235	2,172	802	311	59	4,579
Adjusted EBITDA	$45,943	$84,070	$85,393	$31,427	$(23,533)	$223,300

Adjusted EBITDA as a Percentage of Net Sales	6.5%	16.3%	12.6%	26.5%	(1182.6)%	11.1%

UFP Industries, Inc.

ADJUSTED EBITDA RECONCILIATION BY SEGMENT (UNAUDITED)

FOR THE TWELVE MONTHS ENDED

DECEMBER 2022/2021

	Year to Date
	2022
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
Net earnings	$113,245	$251,187	$299,721	$42,844	$(2,033)	$704,964
Interest and other	162	2,158	(12)	1,817	11,243	15,368
Income taxes	36,920	81,900	97,725	13,969	(662)	229,852
Expenses associated with share-based compensation arrangements	4,476	5,125	4,882	614	13,059	28,156
Net loss (gain) on disposition and impairment of assets	785	131	1,349	347	(1,327)	1,285
Impairment of goodwill and other intangibles	—	—	—	4,261	—	4,261
Depreciation expense	19,898	28,191	15,364	2,992	27,618	94,063
Amortization of intangibles	4,131	6,925	3,358	4,571	514	19,499
Adjusted EBITDA	$179,617	$375,617	$422,387	$71,415	$48,412	$1,097,448

Adjusted EBITDA as a Percentage of Net Sales	4.9%	15.7%	13.4%	16.5%	815.0%	11.4%

	Year to Date
	2021
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
Net earnings	$98,802	$197,593	$200,948	$61,527	$(6,506)	$552,364
Interest and other	72	3,882	(8)	(6,095)	13,367	11,218
Income taxes	29,890	63,463	63,290	19,378	(2,049)	173,972
Expenses associated with share-based compensation arrangements	2,747	2,520	2,452	585	2,920	11,224
Net loss (gain) on disposition and impairment of assets	2	—	—	—	(11,994)	(11,992)
Depreciation expense	16,955	26,219	13,151	2,094	25,765	84,184
Amortization of intangibles	2,780	6,093	3,525	1,336	214	13,948
Adjusted EBITDA	$151,248	$299,770	$283,358	$78,825	$21,717	$834,918

Adjusted EBITDA as a Percentage of Net Sales	4.4%	14.0%	10.5%	21.7%	248.3%	9.7%

UFP Industries, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

DECEMBER 2022/2021

(In thousands)
ASSETS	2022	2021	LIABILITIES AND EQUITY	2022	2021

CURRENT ASSETS			CURRENT LIABILITIES
Cash and cash equivalents	$559,397	$286,662	Cash Overdraft	$—	$17,030
Restricted cash	226	4,561	Accounts payable	206,941	319,125
Investments	36,013	36,495	Accrued liabilities and other	401,952	397,204
Accounts receivable	617,604	737,805	Current portion of debt	2,942	42,683
Inventories	973,227	963,320
Other current assets	75,646	44,633

TOTAL CURRENT ASSETS	2,262,113	2,073,476	TOTAL CURRENT LIABILITIES	611,835	776,042

OTHER ASSETS	232,427	151,351	LONG-TERM DEBT AND FINANCE LEASE OBLIGATIONS	275,154	277,567
INTANGIBLE ASSETS, NET	488,551	431,424	OTHER LIABILITIES	181,381	175,093

			TEMPORARY EQUITY	6,880	—

PROPERTY, PLANT AND EQUIPMENT, NET	688,982	589,020	SHAREHOLDERS' EQUITY	2,596,823	2,016,569

TOTAL ASSETS	$3,672,073	$3,245,271	TOTAL LIABILITIES AND EQUITY	$3,672,073	$3,245,271

UFP Industries, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE TWELVE MONTHS ENDED

DECEMBER 2022/2021

(In thousands)	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$704,964	$552,364
Adjustments to reconcile net earnings to net cash from operating activities:

Depreciation	94,063	84,184
Amortization of intangibles	19,499	13,948
Expense associated with share-based and grant compensation arrangements	28,156	11,224
Deferred income taxes (credit)	(16,289)	5,653
Unrealized loss (gain) on investment and other	5,768	(4,118)
Equity in loss of investee	2,183	3,902
Net loss (gain) on sale and disposition of assets	1,285	(11,992)
Impairment of goodwill and other intangibles	4,261	—
Changes in:
Accounts receivable	130,704	(85,439)
Inventories	718	(260,301)
Accounts payable and cash overdraft	(137,907)	78,060
Accrued liabilities and other	(5,838)	124,992
NET CASH FROM OPERATING ACTIVITIES	831,567	512,477

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(174,124)	(151,166)
Proceeds from sale of property, plant and equipment	3,805	29,973
Acquisitions, net of cash received and purchase of equity method investment	(180,151)	(475,960)
Purchases of investments	(19,875)	(23,797)
Proceeds from sale of investments	12,874	14,882
Other	3,535	(5,119)
NET CASH USED IN INVESTING ACTIVITIES	(353,936)	(611,187)

CASH FLOWS USED IN FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	605,101	892,072
Repayments under revolving credit facilities	(607,549)	(888,695)
Repayments of debt	(38,719)	—
Contingent consideration payments and other	(2,856)	(3,176)
Proceeds from issuance of common stock	2,769	2,116
Dividends paid to shareholders	(58,860)	(40,209)
Distributions to noncontrolling interest	(12,024)	(6,750)
Repurchase of common stock	(95,774)	—
Other	(2,298)	(364)
NET CASH USED INFINANCING ACTIVITIES	(210,210)	(45,006)

Effect of exchange rate changes on cash	979	(1,669)
NET CHANGE IN CASH AND CASH EQUIVALENTS	268,400	(145,385)

ALL CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	291,223	436,608

ALL CASH AND CASH EQUIVALENTS, END OF PERIOD	$559,623	$291,223

Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents, beginning of period	$286,662	$436,507
Restricted cash, beginning of period	4,561	101
All cash and cash equivalents, beginning of period	$291,223	$436,608

Cash and cash equivalents, end of period	$559,397	$286,662
Restricted cash, end of period	226	4,561
All cash and cash equivalents, end of period	$559,623	$291,223